Designated Filer:  Kevin Kruse
Issuer & Ticker Symbol:  Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement:  March 6, 2008



                                                                                                                        Exhibit 99.2

------------------------------------------------------------------------------------- ----------------------------------------------
1. Name and Address of Reporting Person:                  2. Issuer Name and Ticker or Trading Symbol:
     Kevin Kruse                                               Builders FirstSource, Inc. (BLDR)
     c/o Warburg Pincus LLC                               3. Date of Earliest Transaction Required to be Reported:
     466 Lexington Avenue                                      03/06/2008
     New York, NY 10017
------------------------------------------------------------------------------------- ----------------------------------------------
                          Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
----------------------  --------------- ----------- ------------ -------------------------- --------------- ------------ -----------

----------------------  --------------- ----------- ------------ -------------------------- --------------- ------------ -----------
1. Title of Security    2. Transaction  2A.              3.       4. Securities Acquired     5. Amount of       6.       7. Nature
   (Instr. 3)                  Date     Deemed       Transaction   (A) or Disposed of (D)      Securities    Ownership    of
                                        Execution   Code (Instr.  (Instr. 3, 4, and 5)       Beneficially      Form:     Indirect
                                        Date, if         8)                                     Owned       Direct (D)   Beneficial
                                        any                                                   Following        or        Ownership
                                        (Month/Day/                                           Reported      Indirect    (Instr. 4)
                                        Year)                                               Transaction(s)      (I)
                                                                                            (Instr. 3 and   (Instr. 4)
                                                                                                4)
----------------------  --------------- ----------- ------------ -------------------------- --------------- ------------ -----------
                                                    Code    V    Amount     (A) or  Price
                                                                             (D)
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
Common Stock, par
value $0.01 per share      3/7/2008                 P               100      A      $6.57   9,014,470.5      I(1)           (1)
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
Common Stock, par
value $0.01 per share      3/7/2008                 P             2,800      A      $6.58   9,017,270.5      I(1)           (1)
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
Common Stock, par
value $0.01 per share      3/7/2008                 P             1,100      A      $6.59   9,018,370.5      I(1)           (1)
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
Common Stock, par
value $0.01 per share      3/7/2008                 P             1,000      A      $6.60   9,019,370.5      I(1)           (1
----------------------  --------------- ----------- ------ ----- --------- ------- -------- --------------- ------------ -----------
